2


             U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         FORM SB-2/A POS

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            eCONNECT
               (Previously known as Betting, Inc.)
         (Name of Small Business Issuer in its charter)

Nevada                        454390              43-1239043
(State or jurisdiction   (Primary Standard   (I.R.S. Employer
of incorporation or      Industrial          Identification No.)
jurisdication)           Classification
                        Code Number)

     31310 Eaglehaven Center, Suite 10, Rancho Palos Verdes,
                California 90275; (310) 541-4393
     (Address and telephone number of Registrant's principal
       executive offices and principal place of business)
        Shawn F. Hackman, Esq., 3360 West Sahara Avenue,
       Suite 200, Las Vegas, Nevada 89102; (702) 732-2253
   (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed  If this Form is a post-If this Form is a post-
to register additional effective amendment    effective amendment
securities for an      filed pursuant to Rule filed pursuant to Rule
offering pursuant to   462(c) under the       462(d) under the
Rule 462(b) under the Securities Act, check Securities Act, check Securities Act, please the following box and the following box and
check the following    list the Securities    list the Securities
box and list the       Act registration       Act registration
Securities Act         statement number of    statement number of
registration number of the earlier effective the earlier effective the earlier effective registration statement registration statement registration statement for the same offering. for the same offering. for the same offering.

                       If the delivery of
                       the prospectus is
                       expected to be made
                       pursuant to Rule 434,
                       check the following
                       box.



                 CALCULATION OF REGISTRATION FEE

 Title of     Amount to     Proposed     Proposed     Amount of
each class       be         maximum      maximum     registratio
    of       registered     offering    aggregate       n fee
securities       (1)       price per     offering
   to be                    unit (2)      price
registered
  Common     20,000,000      $0.43      $8,600,000    $2,390.80
  shares

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1) Pursuant to Rule 416, such additional amounts to prevent dilution from stock splits or similar transactions.

(2)  Calculated in accordance with Rule 457(g)(3): The average of
the    bid    and   asked   price   as   of   June   25,    1999.
                  SECURITY OWNERSHIP OF CERTAIN
                 BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of June 28, 1999, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.


 Title of       Name of      Amount and Nature   Percent of
   Class       Beneficial      of Beneficial        Class
               Owner (1)         Owner (2)
Common           James S.         1,700,000         11.15%
Stock            Clinton
  Common       Thomas S.          750,000           4.92%
   Stock         Hughes


(1) Other than the Shares owned by Mr. Hughes, none of the other officers or directors of the Company own any of the Shares.

(2)    NEITHER  MR.  CLINTON NOR MR. HUGHES  HAVE  THE  RIGHT  TO
ACQUIRE  ANY AMOUNT OF THE SHARES WITHIN SIXTY DAYS FROM OPTIONS,
WARRANTS, RIGHTS, CONVERSION PRIVILEGE, OR SIMILAR OBLIGATIONS.